Loan Agreement

Between

Clyvia Technology GmbH
Friedrich-List-Allee 10
D-41844 Wegberg-Wildenrath

- In the following referred to as “Clyvia” -

and

BTec Holding AG
Rheinweg 1
CH – 8200 Schaffhausen

- In the following referred to as “BTec” -

Preamble

Clyvia has developed a depolymerization system. In light of the capital required by Clyvia, the parties enter into the following contract.

1.

BTec shall grant to Clyvia a loan in the amount of EURO 30,000.00 (in words: thirty thousand EURO). Clyvia hereby acknowledges receipt.

2.

The loan shall be paid out into the account of Clyvia Technology GmbH, Wegberg-Wildenrath.

3.

The interest payable on the loan amount shall be 10% p.a.

4.

The loan may be canceled by giving one months notice at the end of a month, however, not before end of the 90th calendar day following the receipt of the full loan amount in the account specified under item 2.

5.

Clyvia is entitled to pay back the loan amount including interest at any time into the account of BTec. This does not require cancellation.

6.

As collateral for the loan, Inventa shall assign to BTec 225,000 (in words: two hundred and twenty five thousand) shares of Clyvia Inc., USA. BTec is entitled to freely sell the shares in whole or in part, if Inventa does not or does not fully pay back the loan amount plus interest after the due date; otherwise, BTec is obligated to return them to Inventa.

7.

This contract shall exclusively be governed by the laws of the Federal Republic of Germany with the exception of the United Nations Convention on Contracts for the International Sale of Goods.

8.

Any disputes arising under or in connection with this agreement shall be conclusively resolved according to the rules of arbitration of the International Chamber of Commerce (ICC) in the current version at the time of the arbitration proceeding by one or several arbitrators appointed according to these rules of arbitration with under preclusion of the due process of law The court of arbitration may also make a binding decision regarding the validity of this arbitration process.

The place of arbitration shall be Zurich.

Additionally to the ICC rules and regulations, as well as any other binding rules the arbitration proceeding shall be governed by German law.

The parties agree that German shall be the language utilized in any arbitration proceeding.

Wegberg, August 12, 2008

[Signature]	[Signature]
Clyvia Technology GmbH	BTec Holding AG
Dieter Wagels	C. Stampfli Dr. Niederbacher